Exhibit 10(e)
TCF FINANCIAL 2015 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD
AND NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT
RSA NO. [X]

Employee Name:	[Name]
Shares of Restricted Stock:	[Shares Granted]
Award Date:	[Date]
Average of High/Low Price on Award Date:	[Price]
Shares of Restricted Stock (“Restricted Stock”) are hereby granted effective on the Award Date set forth above by TCF Financial Corporation (“TCF Financial” or the “Company”) to [Name] (the “Grantee”) (the “Award”).
WHEREAS, the Company has adopted the TCF Financial 2015 Omnibus Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock may be granted; and
WHEREAS, the Independent Subcommittee (the “Independent Subcommittee”) of the Compensation, Nominating, and Corporate Governance Committee (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock provided for herein.
NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
1.    Grant of Restricted Stock. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Award Date a Restricted Stock Award consisting of the number of shares of Common Stock of the Company set forth above, on the terms and conditions and subject to the restrictions set forth in this Award and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.
2.    Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Grantee to the Company.
3.    Restricted Period; Vesting.
3.1    Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, the Restricted Stock will vest in accordance with the following schedule:
[ ]
The period over which the Restricted Stock vests is referred to as the “Restricted Period”.
3.2    The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates for any reason at any time before all of his or her Restricted Stock has vested, the Grantee’s unvested Restricted Stock shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Award.
3.3    Notwithstanding the foregoing, if a Change in Control occurs and the Participant’s Continuous Service is terminated by the Company without Cause (other than for death or Disability) or by the Participant for Good Reason, in either case, within 12 months following the Change in Control, [__]% of the Restricted Stock shall become immediately vested.
3.4    Notwithstanding Section 3.1, in accordance with Section 14.5 of the Plan, the Committee may, but is not required to, prescribe rules pursuant to which the Grantee may elect to defer settlement of the Restricted Stock. Any deferral election must be made in compliance with such rules and procedures as the Committee deems advisable.
4.    Restrictions. Subject to any exceptions set forth in this Award or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

5.    Rights as Stockholder; Dividends.
5.1    The Grantee shall be the record owner of the Restricted Stock and shall be entitled to the right to vote such shares but shall not be entitled to receive all dividends or other distributions paid with respect to such shares until such have vested in accordance with Section 3. Notwithstanding the foregoing, any stock dividends, stock split or other adjustments contemplated by Section 11 of the Plan in respect of the Restricted Stock shall be subject to the same vesting provisions and restrictions on transferability as the shares of Restricted Stock with respect to which they were issuable or paid.
5.2    The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock vests and Grantee has made payment of the withholding taxes to the Company pursuant to Section 8.1 below.
5.3    If the Grantee forfeits any rights Grantee has under this Award in accordance with Section 3, the Grantee shall, on the date of such forfeiture, no longer have any rights as a stockholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.
6.    No Right to Continued Service. Neither the Plan nor this Award shall confer upon the Grantee any right to be retained in any position with the Company. Further, nothing in the Plan or this Award shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.
7.    Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Restricted Stock shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.
8.    Tax Liability and Withholding.
8.1    The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:
(a)    tendering a cash payment.
(b)    authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.
(c)    delivering to the Company previously owned and unencumbered shares of Common Stock.
8.2    Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items.
9.    Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Award Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.
10.    Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the

Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
11.    Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Award or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Common Stock are then listed or quoted.
12.    Notices. Any notice required to be delivered to the Company under this Award shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Award shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
13.    Governing Law. This Award will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.
14.    Interpretation. Any dispute regarding the interpretation of this Award shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.
15.    Restricted Stock Subject to Plan. This Award is subject to the Plan as approved by the Company’s stockholders and as may thereafter be amended or modified in accordance with its terms. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
16.    Successors and Assigns. The Company may assign any of its rights under this Award. This Award will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.
17.    Severability. The invalidity or unenforceability of any provision of the Plan or this Award shall not affect the validity or enforceability of any other provision of the Plan or this Award, and each provision of the Plan and this Award shall be severable and enforceable to the extent permitted by law.
18.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Award does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.
19.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Award without the Grantee’s consent.
20.    No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
21.    Counterparts. This Award may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
22.    Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Award. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Award. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT
I, the undersigned Grantee, acknowledge and agree that, because of my position with TCF Financial Corporation, TCF National Bank or any of their affiliated companies (“TCF”), TCF provided me with access to non-public, confidential TCF information (“Confidential Information”) that is valuable to TCF and/or would be valuable to TCF’s competitors, including but not limited to information regarding TCF’s current and prospective customers, referral sources, business partners, funding or business sources, brokers, investors, dealers, sponsors and/or other business contacts (collectively “Customers”).
As a condition of accepting this Award and in consideration of the opportunity to receive shares of stock, I, the undersigned Grantee, agree:
(a)Non-Solicitation. For the duration of my employment with TCF and for a period of 12 months after my termination from employment (for any reason), I shall not, directly or indirectly (whether for compensation or without compensation): (i) solicit or attempt to solicit employees or independent contractors of TCF for the purpose of encouraging the employee or independent contractor to terminate his or her employment relationship or contract with TCF or become an employee or independent contractor of any other person or entity; (ii) solicit or attempt to solicit any Customer with whom I had Material Contact and/or about whom I obtained Confidential Information for the purpose of providing products or services that are similar to or in competition with TCF’s products or services; (iii) induce or attempt to induce any Customer to not do business with or stop doing business with TCF; or (iv) assist any other person or entity in any of the foregoing. For purposes of this Section, “Material Contact” means any interaction between the Customer and me within the two-year period prior to my termination date which took place to promote, manage, service or further the business relationship.
(b)Confidentiality. During my employment with TCF and after my termination from employment (for any reason), I shall maintain the confidentiality of all Confidential Information. Other than in the reasonable performance of my TCF job duties and in the furtherance of TCF’s interests while I am employed by TCF, I will not disclose, publish or use Confidential Information without the prior written consent of TCF. Upon my termination from employment, I will immediately return or securely destroy, as directed by TCF, any Confidential Information within my possession or control, in any form or format, including electronically-stored information. Nothing in this Agreement is intended to, or does, supersede or eliminate other obligations of confidentiality I owe to TCF or its Customers.
I understand this is a binding contractual Award, even if this Restricted Stock Award never becomes vested. I understand that TCF may enforce this Agreement in court and, if this Agreement is violated, seek injunctive relief, monetary damages and other remedies available under applicable law.

IN WITNESS WHEREOF, the parties hereto have executed this Award as of the date first above written.

TCF FINANCIAL CORPORATION

By

____________________________________

I acknowledge that this Agreement includes Non-Solicitation and Confidentiality obligations that are binding on me after my termination of employment with TCF.

ACCEPTED (“Grantee”):

____________________________________
Signature - [Name]

____________________________________
(Street Address)

____________________________________
(City, State and Zip Code)